Exhibit 99.2

VMware Reports Fiscal 2018 Second Quarter Results

Year-over-year revenue growth of over 12% to $1.90 billion

Strong results driven by broad-based performance across product portfolio and geographies

PALO ALTO, Calif., August 24, 2017 — VMware, Inc. (NYSE: VMW), a global leader in cloud infrastructure and business mobility, today announced financial results for fiscal 2018 second quarter:

•	Revenue for the second quarter was $1.90 billion, an increase of 12.2% from the second quarter of 2016.

•	License revenue for the second quarter was $732 million, an increase of 13.7% from the second quarter of 2016.

•	GAAP net income for the second quarter was $334 million, or $0.81 per diluted share, up 30% per diluted share compared to $265 million, or $0.62 per diluted share, for the second quarter of 2016. Non-GAAP net income for the quarter was $489 million, or $1.19 per diluted share, up 22% per diluted share compared to $414 million, or $0.97 per diluted share, for the second quarter of 2016.

•	GAAP operating income for the second quarter was $338 million, an increase of 5% from the second quarter of 2016. Non-GAAP operating income for the second quarter was $585 million, an increase of 15% from the second quarter of 2016.

•	Operating cash flows for the second quarter were $620 million. Free cash flows for the quarter were $563 million.

•	Cash, cash equivalents and short-term investments were $8.9 billion, and unearned revenue was $5.5 billion as of August 4, 2017.

•	Total revenue plus sequential change in total unearned revenue grew 18% year-over-year.

•	License revenue plus sequential change in unearned license revenue grew 14% year-over-year.

•	VMware’s debut debt offering of $4 billion in 3-, 5- and 10-year senior unsecured notes was completed on August 21, 2017.

•	As previously announced, VMware’s Board of Directors authorized $1 billion for stock repurchases through August 31, 2018, in addition to the $900 million authorized amount remaining in the ongoing $1.2 billion stock repurchase program for fiscal 2018, originally announced in January 2017.

“We are very pleased with our Q2 results, which were driven by broad-based strength across the product portfolio in all three geographies,” said Pat Gelsinger, chief executive officer,

VMware. “As we continue our multi-year journey from a compute virtualization company to offer a broad portfolio of products driving efficiency and digital transformation, customers are increasingly turning to VMware to help them run, manage, secure and connect their applications across all clouds and all devices.”

“VMware had a strong quarter and is well positioned for the future,” said Zane Rowe, executive vice president and chief financial officer, VMware. “We increased our fiscal year guidance, completed our successful debut debt offering and received authorization for an additional $1.0 billion of stock repurchases.”

Recent Highlights & Strategic Announcements

•	In June, VMware introduced major updates across its VMware™ vRealize™ Cloud Management Platform which enable customers to manage and provision at scale—including compute, network, storage, and application services across multi-cloud environments.

•	Analyst firm IDC named VMware as the market share leader in both the worldwide cloud systems management and the datacenter automation software markets based on 2016 revenue. VMware topped both categories for the fourth year in a row.(1)(2)

•	VMware was acknowledged as a visionary in the 2017 Gartner Magic Quadrant for Data Center Networking.(3)

•	VMware AirWatch® was again named a leader in the 2017 Gartner Magic Quadrant for Enterprise Mobility Management (EMM) Suites and positioned highest in ability to execute and completeness of vision.(4)

•	VMware AirWatch was named as a leader in the IDC EMM MarketScape.(5)

The company will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for unearned revenue that include year-over-year comparisons will also be made available at http://ir.vmware.com in conjunction with the conference call.

# # #

(1)	“IDC Worldwide Cloud Systems Management Software Market Shares, 2016: Year of Monitoring and Analytics Growth”, by Mary Johnston Turner, July 2017. IDC #US41375617
(2)	“IDC Worldwide Datacenter Automation Software Market Shares, 2016: Year of Market Disruption”, by Mary Johnston Turner, June 2017. IDC #US41372217
(3)	Gartner, Inc., Magic Quadrant for Data Center Networking, Danilo Ciscato, et al, July 3, 2017
(4)	Gartner, Inc., Magic Quadrant for Enterprise Mobility Management Suites, Rob Smith, et al, June 6, 2017
(5)	“IDC MarketScape: Worldwide Enterprise Mobility Management Software 2017 Vendor Assessment”, by Phil Hochmuth, August 2017. IDC #US42890217

Revised Fiscal Calendar—Year-over-Year Comparisons of Quarterly Results and Sequential Change in Unearned Revenue Balances

VMware revised its fiscal calendar effective January 1, 2017. VMware’s first fiscal year under its revised fiscal calendar began on February 4, 2017 and will end February 2, 2018. The period from January 1, 2017 through February 3, 2017 was recorded as a transition period and was reported as a separate period in VMware’s Form 10-Q filing for the first quarter of fiscal 2018.

Year-over-year comparisons of quarterly financial results included in this press release and the attached financial tables compare results for VMware’s fiscal 2018 second quarter (May 6, 2017 through August 4, 2017) to VMware’s fiscal 2016 second quarter (April 1, 2016 through June 30, 2016). Sequential changes in total unearned revenue and unearned license revenue for the second quarter of fiscal 2018 compare VMware’s total unearned revenue and unearned license revenue balances as of May 5, 2017, the last day of the VMware’s fiscal 2018 first quarter, to the respective balances as of August 4, 2017, the last day of VMware’s fiscal 2018 second quarter.

About VMware

VMware, a global leader in cloud infrastructure and business mobility, helps customers accelerate their digital transformation. VMware enables enterprises to master a software-defined approach to business and IT with VMware Cross-Cloud Architecture™ and solutions for the data center, mobility, and security. With 2016 revenue of $7.09 billion, VMware is headquartered in Palo Alto, CA and has over 500,000 customers and 75,000 partners worldwide.

Gartner Disclosure

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.

VMware, vRealize, vRealize Cloud Management Platform, AirWatch and Cross-Cloud Architecture are registered trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding customer adoption of VMware solutions, the expected benefits to customers of such solutions, VMware’s continuing strategic journey and positioning for the future, VMware’s increased guidance and potential stock repurchases. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) VMware’s customers’ ability to transition to new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (v) VMware’s ability to enter into and maintain strategically effective partnerships and alliances; (vi) the uncertainty of customer acceptance of emerging technology; (vii) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (viii) changes to product and service development timelines; (ix) VMware’s relationship with Dell Technologies and Dell’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell’s investment in VMware; (x) VMware’s ability to protect its proprietary technology; (xi) VMware’s ability to attract and retain highly qualified employees; (xii) the ability to successfully integrate into VMware acquired companies and assets and smoothly transition services related to divested assets from VMware; (xiii) the ability of VMware to realize synergies from Dell; (xiv) disruptions resulting from key management changes; (xv) fluctuating currency exchange rates; (xvi) changes in VMware’s financial condition; (xvii) potential disruptions relating to the transition to Dell’s fiscal year and further business integrations with Dell; (xviii) changes in business opportunities and priorities that could cause VMware to consider alternative uses of cash; and (xix) fluctuations in the level of cash held in the United States that is available for stock repurchases. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Michael Thacker

VMware Global PR

mthacker@vmware.com

650-427-4454

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	August 4, 2017	June 30, 2016	August 4, 2017	June 30, 2016
Revenue:
License	$732	$644	$1,342	$1,216
Services	1,168	1,049	2,294	2,066

Total revenue	1,900	1,693	3,636	3,282
Operating expenses (1):
Cost of license revenue	39	40	78	81
Cost of services revenue	231	221	481	432
Research and development	428	363	849	720
Sales and marketing	668	580	1,255	1,144
General and administrative	160	167	311	338
Realignment and loss on disposition	36	(1)	86	52

Operating income	338	323	576	515
Investment income	25	19	48	35
Interest expense with Dell	(7)	(7)	(13)	(13)
Other income (expense), net	51	2	54	—

Income before income tax	407	337	665	537
Income tax provision	73	72	99	111

Net income	$334	$265	$566	$426

Net income per weighted-average share, basic for Class A and Class B	$0.82	$0.62	$1.39	$1.00
Net income per weighted-average share, diluted for Class A and Class B	$0.81	$0.62	$1.37	$1.00
Weighted-average shares, basic for Class A and Class B	408,399	425,107	408,415	424,169
Weighted-average shares, diluted for Class A and Class B	412,768	427,102	413,920	425,729

(1) Includes stock-based compensation as follows:
Cost of license revenue	$—	$—	$1	$1
Cost of services revenue	12	13	25	25
Research and development	89	74	170	144
Sales and marketing	48	47	98	95
General and administrative	20	18	37	36

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	August 4, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$3,552	$2,790
Short-term investments	5,350	5,195
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	1,189	1,856
Due from related parties, net	207	132
Other current assets	173	362

Total current assets	10,471	10,335
Property and equipment, net	1,005	1,049
Other assets	262	248
Deferred tax assets	691	462
Intangible assets, net	476	517
Goodwill	4,270	4,032

Total assets	$17,175	$16,643

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$116	$125
Accrued expenses and other	1,016	898
Note payable to Dell	680	—
Unearned revenue	3,464	3,531

Total current liabilities	5,276	4,554
Notes payable to Dell	820	1,500
Unearned revenue	2,040	2,093
Other liabilities	440	399

Total liabilities	8,576	8,546
Contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 109,651 and 108,351 shares	1	1
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3	3
Additional paid-in capital	1,640	1,721
Accumulated other comprehensive income (loss)	16	(9)
Retained earnings	6,939	6,381

Total stockholders’ equity	8,599	8,097

Total liabilities and stockholders’ equity	$17,175	$16,643

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	August 4, 2017	June 30, 2016	August 4, 2017	June 30, 2016
Operating activities:
Net income	$334	$265	$566	$426
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80	86	165	174
Stock-based compensation	169	152	331	301
Excess tax benefits from stock-based compensation	—	(1)	—	(1)
Deferred income taxes, net	43	13	35	(5)
Loss on disposition	29	—	79	—
Loss on Dell stock purchase	—	—	2	—
Impairment of strategic investments	—	—	2	5
Gain on disposition of strategic investments	(38)	(1)	(38)	(1)
Other	1	5	1	5
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(322)	(127)	4	417
Other assets	(16)	(20)	(27)	(23)
Due to/from related parties, net	(80)	(81)	(114)	(18)
Accounts payable	1	18	60	(10)
Accrued expenses	157	136	122	18
Income taxes payable	(7)	(13)	8	(36)
Unearned revenue	269	145	199	45

Net cash provided by operating activities	620	577	1,395	1,297

Investing activities:
Additions to property and equipment	(57)	(38)	(105)	(79)
Purchases of available-for-sale securities	(1,647)	(1,087)	(2,152)	(2,211)
Sales of available-for-sale securities	706	558	1,253	979
Maturities of available-for-sale securities	353	332	770	619
Proceeds from disposition of assets	—	—	—	3
Purchases of strategic investments	(27)	(24)	(32)	(27)
Proceeds from sales of strategic investments	6	1	6	1
Business combinations, net of cash acquired	(236)	(59)	(236)	(59)
Net cash paid on disposition of a business	(41)	—	(41)	—
Increase in restricted cash	(2)	(4)	—	(2)

Net cash used in investing activities	(945)	(321)	(537)	(776)

Financing activities:
Proceeds from issuance of common stock	70	1	76	52
Payment to acquire non-controlling interests	—	(4)	—	(4)
Repurchase of common stock	—	—	(425)	—
Excess tax benefits from stock-based compensation	—	1	—	1
Shares repurchased for tax withholdings on vesting of restricted stock	(57)	(48)	(177)	(72)

Net cash provided by (used in) financing activities	13	(50)	(526)	(23)

Net increase (decrease) in cash and cash equivalents	(312)	206	332	498
Cash and cash equivalents at beginning of the period	3,864	2,785	3,220	2,493

Cash and cash equivalents at end of the period	$3,552	$2,991	$3,552	$2,991

Supplemental disclosures of cash flow information:
Cash paid for interest	$7	$7	$16	$14
Cash paid for taxes, net	36	72	63	135
Non-cash items:
Changes in capital additions, accrued but not paid	$1	$(16)	$6	$(19)

VMware, Inc.

GROWTH IN REVENUE PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUE

(in millions)

(unaudited)

Growth in Total Revenue Plus Sequential Change in Unearned Revenue

	Three Months Ended
	August 4, 2017	June 30, 2016
Total revenue, as reported	$1,900	$1,693
Sequential change in unearned revenue (1)	269	146

Total revenue plus sequential change in unearned revenue	$2,169	$1,839

Change (%) over prior year, as reported	18%

Growth in License Revenue Plus Sequential Change in Unearned License Revenue

	Three Months Ended
	August 4, 2017	June 30, 2016
Total license revenue, as reported	$732	$644
Sequential change in unearned license revenue	47	40

Total license revenue plus sequential change in unearned license revenue	$779	$684

Change (%) over prior year, as reported	14%

(1)	Sequential change in unearned revenue consists of the change in total unearned revenue from the preceding quarter. Total unearned revenue consists of current and non-current unearned revenue amounts presented in the condensed consolidated balance sheets.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUE SCHEDULE

(in millions)

(unaudited)

	August 4, 2017	May 5, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Unearned revenue as reported:
License	$519	$472	$503	$425	$455	$415
Software maintenance	4,522	4,323	4,628	4,201	4,189	4,105
Professional services	463	440	493	468	478	456

Total unearned revenue	$5,504	$5,235	$5,624	$5,094	$5,122	$4,976

Change (%) over prior year:
License	14.2%	13.8%	17.4%	5.1%	(5.5)%	(11.0)%
Software maintenance	8.0%	5.3%	10.9%	9.1%	7.6%	6.7%
Professional services	(3.1)%	(3.7)%	3.9%	8.6%	9.2%	6.0%

Total unearned revenue	7.5%	5.2%	10.8%	8.7%	6.4%	4.9%

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended August 4, 2017

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Related Items	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenue	$39	—	—	(26)	—	—	$12
Cost of services revenue	$231	(12)	1	(1)	1	—	$221
Research and development	$428	(89)	(1)	—	(1)	—	$338
Sales and marketing	$668	(48)	(1)	(6)	(1)	—	$612
General and administrative	$160	(20)	—	—	(8)	—	$132
Realignment and loss on disposition	$36	—	—	—	(36)	—	$—
Operating income	$338	169	1	33	45	—	$585
Operating margin (2)	17.8%	8.9%	0.1%	1.7%	2.4%	—	30.8%
Other income (expense), net	$51	—	—	—	(38)	—	$13
Income before income tax	$407	169	1	33	7	—	$616
Income tax provision	$73					53	$127
Tax rate (2)	17.9%						20.5%
Net income	$334	169	1	33	7	(53)	$489
Net income per weighted-average share, diluted for Class A and Class B (2) (3)	$0.81	$0.41	$—	$0.08	$0.02	$(0.13)	$1.19

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 412,768 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended June 30, 2016

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Related Items	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenue	$40	—	—	(25)	—	—	—	$15
Cost of services revenue	$221	(13)	—	(1)	—	—	—	$207
Research and development	$363	(74)	—	—	—	—	—	$289
Sales and marketing	$580	(47)	(1)	(5)	—	—	—	$527
General and administrative	$167	(18)	—	—	—	(3)	—	$146
Realignment	$(1)	—	—	—	1	—	—	$—
Operating income	$323	152	1	31	(1)	3	—	$509
Operating margin (2)	19.1%	9.0%	0.1%	1.8%	—%	0.2%	—	30.0%
Other income (expense), net	$2	—	—	—	—	(2)	—	$—
Income before income tax	$337	152	1	31	(1)	1	—	$521
Income tax provision	$72						35	$107
Tax rate (2)	21.4%							20.5%
Net income	$265	152	1	31	(1)	1	(35)	$414
Net income per weighted-average share, diluted for Class A and Class B (2) (3)	$0.62	$0.35	$—	$0.07	$—	$—	$(0.08)	$0.97

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 427,102 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Six Months Ended August 4, 2017

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Related Items	Loss on Share Repurchase	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenue	$78	(1)	—	(52)	—	—	—	$25
Cost of services revenue	$481	(25)	(1)	(1)	—	—	—	$454
Research and development	$849	(170)	(1)	—	(3)	—	—	$675
Sales and marketing	$1,255	(98)	(2)	(11)	(2)	—	—	$1,142
General and administrative	$311	(37)	—	—	(13)	—	—	$260
Realignment and loss on disposition	$86	—	—	—	(86)	—	—	$—
Operating income	$576	331	4	64	104	—	—	$1,080
Operating margin (2)	15.8%	9.1%	0.1%	1.8%	2.9%	—	—	29.7%
Other income (expense), net	$54	—	—	—	(37)	2	—	$19
Income before income tax	$665	331	4	64	67	2	—	$1,134
Income tax provision	$99						134	$233
Tax rate (2)	14.9%							20.5%
Net income	$566	331	4	64	67	2	(134)	$901
Net income per weighted-average share, diluted for Class A and Class B (2) (3)	$1.37	$0.80	$0.01	$0.15	$0.16	—	$(0.32)	$2.18

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 413,920 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Six Months Ended June 30, 2016

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Related Items	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenue	$81	(1)	—	(50)	—	—	—	$30
Cost of services revenue	$432	(25)	—	(1)	—	—	—	$405
Research and development	$720	(144)	(1)	—	—	—	—	$575
Sales and marketing	$1,144	(95)	(2)	(11)	—	—	—	$1,034
General and administrative	$338	(36)	(1)	(1)	—	(19)	—	$283
Realignment	$52	—	—	—	(52)	—	—	$—
Operating income	$515	301	4	63	52	19	—	$955
Operating margin (2)	15.7%	9.2%	0.1%	1.9%	1.6%	0.6%	—	29.1%
Other income (expense), net	$—	—	—	—	—	1	—	$1
Income before income tax	$537	301	4	63	52	20	—	$978
Income tax provision	$111						87	$198
Tax rate (2)	20.7%							20.3%
Net income	$426	301	4	63	52	20	(87)	$780
Net income per weighted-average share, diluted for Class A and Class B (2) (3)	$1.00	$0.71	$0.01	$0.15	$0.12	$0.05	$(0.21)	$1.83

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 425,729 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUE BY TYPE

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	August 4, 2017	June 30, 2016	August 4, 2017	June 30, 2016
Revenue:
License	$732	$644	$1,342	$1,216
Services:
Software maintenance	1,015	915	1,988	1,806
Professional services	153	134	306	260

Total services	1,168	1,049	2,294	2,066

Total revenue	$1,900	$1,693	$3,636	$3,282

Percentage of revenue:
License	38.5%	38.0%	36.9%	37.1%
Services:
Software maintenance	53.4%	54.1%	54.7%	55.0%
Professional services	8.1%	7.9%	8.4%	7.9%

Total services	61.5%	62.0%	63.1%	62.9%

Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

REVENUE BY GEOGRAPHY

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	August 4, 2017	June 30, 2016	August 4, 2017	June 30, 2016
Revenue:
United States	$963	$870	$1,823	$1,671
International	937	823	1,813	1,611

Total revenue	$1,900	$1,693	$3,636	$3,282

Percentage of revenue:
United States	50.7%	51.4%	50.1%	50.9%
International	49.3%	48.6%	49.9%	49.1%

Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	August 4, 2017	June 30, 2016	August 4, 2017	June 30, 2016
GAAP cash flows from operating activities	$620	$577	$1,395	$1,297
Capital expenditures	(57)	(38)	(105)	(79)

Free cash flows	$563	$539	$1,290	$1,218

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP income per diluted share, and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other-related items, gain or loss on share repurchase, and certain litigation and other contingencies, each as discussed below. Free cash flows differ from GAAP cash flows from operating activities with respect to the treatment of capital expenditures.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•	Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•	Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s ongoing business and operating results.

•	Acquisition, disposition and other-related items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other-related items when looking for a consistent basis for comparison across accounting periods. These items include:

•	Direct costs of acquisitions and dispositions, such as transaction and advisory fees.

•	Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.

•	Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments are included as other-related items.

•	Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”

•	Certain costs incurred related to Dell’s acquisition of VMware’s parent company, EMC Corporation.

•	Gain on share repurchase. In December 2016, VMware entered into a stock purchase agreement with Dell and Dell’s wholly-owned subsidiary, EMC Equity Assets LLC, pursuant to which VMware agreed to purchase $500 million of VMware Class A common stock. Through December 31, 2016, VMware had purchased 4.8 million shares for $375 million, as well as recognized a derivative asset related to its obligation to repurchase $125 million of additional shares. The derivative asset was measured at fair value on a recurring basis and resulted in the recognition of gains and losses, which were recorded to other income (expense), net on the condensed consolidated statements of income. On February 15, 2017, the stock purchase agreement with Dell was completed. VMware’s management believes it is useful to exclude the mark-to-market adjustment on the derivative asset, as it is not reflective of VMware’s ongoing business and operating results.

•	Certain litigation and other contingencies. VMware, from time to time, may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying such matters.

•	Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as significant tax adjustments. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure of free cash flows is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.

Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.